Exhibit 5.1

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

May 17, 2016

Credit Suisse AG
Paradeplatz 8
CH 8001 Zurich, Switzerland

Ladies and Gentlemen:

Credit Suisse AG, a corporation organized under the laws of Switzerland (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 (File No. 333-202913) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, the Company’s Medium-Term Notes to be issued from time to time by the Company. These securities include the notes identified in Exhibit A attached hereto (the “Notes”). The Notes have been issued pursuant to the Senior Indenture dated as of March 29, 2007 (as amended and supplemented from time to time and in effect as of the date hereof, the “Indenture”) between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”).

We, as your United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and all statements as to factual matters in certificates of officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that in our opinion, the Notes, when duly authorized, executed, authenticated and issued and delivered in accordance with the Indenture and the applicable underwriting or other distribution agreement against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights and (iii) concepts of

Credit Suisse AG	2	May 17, 2016

reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by Swiss law, we have relied, without independent inquiry or investigation, on the opinion of Homburger AG, Swiss legal counsel for the Company, dated May 17, 2016 and filed by the Company with the Commission as an exhibit to a Report on Form 6-K on May 17, 2016. Our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG.

In connection with the opinion expressed above, we have assumed that (i) the terms of such Notes have been duly established under the Indenture and such Notes, and the offer and sale of such Notes, have been duly authorized by the Company and such authorization shall not have been modified or rescinded, (ii) the Company is a corporation duly incorporated and validly existing under the laws of Switzerland, (iii) the Trustee is validly existing and in good standing under the laws of the jurisdiction of its organization, (iv) the execution, delivery and performance by the Company and the Trustee under the Indenture and the execution, delivery and performance by the Company of the Notes (a) are within the corporate powers of the Company and the Trustee, (b) do not and will not contravene, or constitute a default under, the articles of association, articles of incorporation, bylaws or any other constitutive documents of the Company or the Trustee, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation, public policy or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Trustee; and (v) the Indenture has been duly authorized, executed and delivered by the Trustee and the Company and is a valid, binding and enforceable agreement of the Trustee.

We express no opinion as to (x) provisions in the Indenture that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (y) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Notes or (z) the effectiveness of any service of process made other than in accordance with applicable law. In addition, we note that the enforceability in the United States of Section 10.08(c) of the Indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K to be filed by the Company on the date hereof and incorporated by reference into the Registration Statement.

In giving our consent above, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Credit Suisse AG	3	May 17, 2016

Very truly yours,
/s/ Davis Polk & Wardwell LLP

Credit Suisse AG	4	May 17, 2016

Exhibit A

Title of Securities	Date of Pricing Supplement	Pricing Supplement No.
14.85% per annum Contingent Coupon Autocallable Yield Notes due April 28, 2017	April 22, 2016	F223
17.15% per annum (approximately 8.575% for the term of the securities) Coupon Autocallable Yield Notes due October 31, 2016	April 27, 2016	F224
Digital Buffered Notes due October 31, 2017	April 26, 2016	K646
Digital Buffered Notes due April 30, 2018	April 22, 2016	K650
Digital Buffered Notes due April 30, 2020	April 27, 2016	K651
Digital Buffered Notes due October 30, 2019	April 27, 2016	K652
Capped Trigger GEARS	April 26, 2016	T736
Trigger GEARS	April 26, 2016	T737
Trigger GEARS	April 26, 2016	T738

Credit Suisse AG	5	May 17, 2016

Trigger GEARS	April 26, 2016	T739
Trigger Step Securities	April 26, 2016	T740
Absolute Return Barrier Securities due April 29, 2021	April 26, 2016	T743
Accelerated Barrier Notes due April 29, 2021	April 26, 2016	T744
Autocallable Securities due April 30, 2018	April 26, 2016	T745
Digital Plus Barrier Notes due April 29, 2021	April 26, 2016	T746
Digital Barrier Notes due October 30, 2017	April 22, 2016	T747
Autocallable Securities due April 29, 2020	April 22, 2016	T748
Digital Plus Barrier Notes due April 29, 2022	April 22, 2016	T752
Capped Trigger GEARS	April 27, 2016	T759
7.00% per annum Contingent Coupon Autocallable Yield Notes due April 29, 2021	April 26, 2016	U1531
8.00% per annum Contingent Coupon Callable Yield Notes due April 29, 2019	April 22, 2016	U1533

Credit Suisse AG	6	May 17, 2016

Fixed to Floating Rate Securities due 2031	April 26, 2016	U1538
1.5 Year 5.50% per annum Callable Yield Notes due October 30, 2017	April 22, 2016	U1539
8.00% per annum Contingent Coupon Callable Yield Notes due April 29, 2019	April 26, 2016	U1540
3 Year 9.00% per annum Autocallable Yield Notes due April 29, 2019	April 26, 2016	U1541
7.80% 7.5 Year Callable Daily Range Accrual Securities due October 30, 2023	April 26, 2016	U1551
7.25% per annum Contingent Coupon Autocallable Yield Notes due April 29, 2020	April 26, 2016	U1560
Trigger Autocallable Contingent Yield Notes	April 27, 2016	U1571
Trigger Autocallable Contingent Yield Notes	April 27, 2016	U1575
Trigger Autocallable Contingent Yield Notes Linked to the Common Stock of Bank of America Corporation due on April 30, 2021	April 27, 2016	U1577ABC
Trigger Autocallable Contingent Yield Notes Linked to the Common Stock of General Electric Company due on April 30, 2021	April 27, 2016	U1577ABC
Trigger Autocallable Contingent Yield Notes Linked to the Common Stock of Microsoft Corporation due on April	April 27, 2016	U1577ABC

Credit Suisse AG	7	May 17, 2016

30, 2021
1 Year 7.50% per annum Autocallable Reverse Convertible Securities due May 2, 2017	April 27, 2016	F219
5.50% per annum Contingent Coupon Buffered Accelerated Return Equity Securities due May 3, 2021	April 27, 2016	T753
Knock-Out Notes due August 31, 2017	April 27, 2016	J567
Knock-Out Notes due May 17, 2017	April 29, 2016	J566
Buffered Return Equity Securities due November 1, 2018	April 29, 2016	K649
Absolute Return Barrier Securities due May 4, 2020	April 29, 2016	T741
Accelerated Barrier Notes due May 4, 2021	April 29, 2016	T742
Digital Plus Barrier Notes due May 4, 2020	April 29, 2016	T749
High/Low Coupon Callable Yield Notes due November 6, 2017	April 29, 2016	U1532
7.00% per annum Contingent Coupon Autocallable Yield Notes due May 4, 2021	April 29, 2016	U1536
5.80% per annum Contingent Coupon Yield Notes due May 4, 2021	April 29, 2016	U1554

Credit Suisse AG	8	May 17, 2016

Callable Contingent Income Securities due May 4, 2026	April 29, 2016	U1559
Accelerated Return Notes®	April 28, 2016	ARN-54
13 Month 5.00% per annum Coupon Buffered Securities due June 5, 2017	May 2, 2016	K669
Strategic Accelerated Redemption Securities®	April 28, 2016	STR-22
Autocallable Market-Linked Step Up Notes	April 28, 2016	SUN-85
Autocallable Market-Linked Step Up Notes	April 28, 2016	SUN-86
Callable Contingent Income Securities due May 3, 2018	April 29, 2016	U1573
Callable Contingent Income Securities due May 2, 2018	April 29, 2016	U1580
Notes Linked to the MSCI India Index	May 3, 2016	ARN-55
Buffered Accelerated Return Equity Securities due October 18, 2017	May 3, 2016	K670
13.30% per annum Contingent Coupon Autocallable Yield Notes due May 11, 2017	May 6, 2016	F225
Buffered Accelerated Return Equity Securities due November 10, 2017	May 5, 2016	K667

Credit Suisse AG	9	May 17, 2016

Trigger Callable Contingent Yield Notes (daily coupon observation)	May 6, 2016	U1588
Airbag Autocallable Yield Notes Linked to the Common Stock of Apple Inc. due on May 12, 2017	May 6, 2016	U1589ABC
Airbag Autocallable Yield Notes Linked to the Common Stock of Microsoft Corporation due on May 12, 2017	May 6, 2016	U1589ABC
Airbag Autocallable Yield Notes Linked to the SPDR® S&P® Oil & Gas Exploration & Production ETF due on May 12, 2017	May 6, 2016	U1589ABC
8.10% per annum Autocallable Coupon Buffered Securities due May 11, 2017	May 6, 2016	U1592
Buffered Accelerated Return Equity Securities due June 15, 2017	May 10, 2016	K668
Digital Barrier Notes due June 15, 2017	May 10, 2016	T768
Autocallable Securities due May 16, 2018	May 11, 2016	T766